MEDICUS PHARMA LTD. ANNOUNCES APPOINTMENT OF ANDREW
SMITH AS CHIEF OPERATING OFFICER

PROVIDES UPDATE ON SKNJCT-003 PHASE 2 CLINICAL STUDY FOR THE
TREATMENT OF BASAL CELL CARCINOMA (BCC) USING NOVEL
DOXORUBICIN CONTAINING MICRONEEDLE ARRAYS (D-MNA)

Philadelphia, PA - June 23, 2025 - Medicus Pharma Ltd. (NASDAQ: MDCX) ("Medicus" or the "Company") is pleased to announce the appointment of Andrew Smith as Chief Operating Officer.

Andrew joins Medicus with over three decades of experience and is an accomplished C-suite professional with a successful track record as a leader in asset management and financial operations.  Andrew, most recently, was the Chief Executive of SR Asset Management (SRAM) until its sale in 2024. Before joining SRAM in 2017, he was the Co-Head of Americas and Chief Operating Officer of Aberdeen Asset Management Inc. At Aberdeen, he held various roles including Chief Compliance Officer for their North American Closed End Funds as well as Chief Financial Officer and Chief Operating Officer for Aberdeen in the Americas. He currently sits on the board of HazelTree Fund Services and is an advisor to Code Registry.

Andrew holds an Executive MBA from INSEAD in Fountainebleau and received an HND in Accounting from Glasgow College of Commerce, Scotland.

"We are delighted to welcome Andrew to the leadership team" stated Dr. Raza Bokhari, Executive Chairman and CEO. "Andrew's experience and expertise is very relevant and timely, as we expand our business and clinical development operations with active engagements in three continents."

The Company also announced that its phase 2 clinical study to non-invasively treat BCC using novel D-MNA (SKNJCT-003) has now randomized more than fifty (50) of the 90 patients expected to be enrolled in the study.

SKNJCT-003 Phase 2 clinical study is currently underway in nine (9) clinical sites across United States which commenced randomizing patients in August 2024. In March 2025, the Company also announced a positively trending interim analysis for SKNJCT-003 demonstrating more the 60% clinical clearance. The interim analysis was conducted after more than 50% of the then-targeted 60 patients in the study were randomized. The findings of the interim analysis are preliminary and may or may not correlate with the findings of the study once completed. In April 2025, the investigational review board increased the number of participants in SKNJCT-003 to Ninety (90) subjects. The Company also announced expanding clinical trial sites in Europe.

The Company also has a clinical design (SKNJCT-004) currently underway in United Arab Emirates (UAE). The study is expected to randomize 36 patients in four sites in UAE. Cleveland Clinic Abu Dhabi (CCAD) is the principal investigator, along with Sheikh Shakbout Medical City (SSMC), Burjeel Medical City (BMC), and American Hospital of Dubai (AHD). Insights Research Organization and Solutions (IROS), a UAE-based contract research organization, is coordinating the clinical study for the Company. IROS is a M42 portfolio company.

In April 2025, the Company announced entering into a binding letter of intent to acquire Antev Ltd. ("Antev"), a UK-based late clinical stage biotech company, developing Teverelix, a next generation GnRH antagonist, as first in market product for cardiovascular high-risk advanced prostate cancer patients and patients with first acute urinary retention relapse (AURr) episodes due to enlarged prostate.

For further information contact:

Carolyn Bonner, President

(610) 636-0184

cbonner@medicuspharma.com

Anna Baran-Djokovic, SVP Investor Relations

(305) 615-9162

adjokovic@medicuspharma.com

About Medicus Pharma Ltd:

Medicus Pharma Ltd. (Nasdaq: MDCX) is a biotech/life sciences company focused on accelerating the clinical development programs of novel and disruptive therapeutics assets.

SkinJect Inc. a wholly owned subsidiary of Medicus Pharma Ltd, is a development stage, life sciences company focused on commercializing novel, non-invasive treatment for basal cell skin cancer using patented dissolvable microneedle patch to deliver chemotherapeutic agent to eradicate tumors cells. The Company has completed a phase 1 safety & tolerability study (SKNJCT-001) in March of 2021, which met its primary objective of safety and tolerability; the study also describes the efficacy of the investigational product D-MNA, with six (6) participants experiencing complete response on histological examination of the resected lesion. The Company is currently conducting a randomized, controlled, double-blind, multicenter clinical study (SKNJCT-003) in United States and Europe. The Company has also commenced a randomized, controlled, double-blind, multicenter clinical study (SKNJCT-004) in UAE.

In April 2025, the Company also announced entering into a binding letter of intent to acquire Antev, a UK-based late clinical stage biotech company, developing Teverelix, a next generation GnRH antagonist, as first in market product for cardiovascular high-risk advanced prostate cancer patients and patients with first acute urinary retention relapse (AURr) episodes due to enlarged prostate. The transaction with Antev is subject to the completion of satisfactory due diligence by Medicus, negotiation of definitive agreements, obtaining applicable corporate, regulatory and other third-party approvals and the fulfillment of customary closing conditions. No assurances can be made that the parties will successfully negotiate and enter into a definitive agreement, or that the proposed transactions will be consummated on the terms or timeframe currently contemplated, or at all.

Cautionary Notice on Forward-Looking Statements

Certain information in this news release constitutes "forward-looking information" under applicable securities laws. "Forward-looking information" is defined as disclosure regarding possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action and includes, without limitation, statements regarding the commencement of the SKNJCT-004 study and the potential results of and benefits of such study, the potential Antev transaction, including the entry into a definitive agreement in respect of the Antev transaction, the closing of the transaction or the timing thereof, the potential benefits of the Antev transaction, if consummated, including plans and expectations concerning, and future outcomes relating to, the development, advancement and commercialization of Teverelix, and the potential market opportunities related thereto, the results of the interim analysis, which may or may not correlate with the findings of the clinical study report that will be compiled following completion of the phase 2 study, the Company's plans and expectations concerning, and future outcomes relating to,  the submission and advancement of the phase 2 clinical protocol, the randomization of patients and size of the study, the Company's intention to complete and submit an interim data analysis to the FDA and to request a Type C meeting and the timing thereof,  the Company's aim to fast fast-track the clinical development program and convert the SKNJCT-003 exploratory clinical trial into a pivotal clinical trial, and approval from the FDA and the timing thereof. Forward-looking statements are often but not always, identified by the use of such terms as "may", "on track", "aim", "might", "will", "will likely result", "would", "should", "estimate", "plan", "project", "forecast", "intend", "expect", "anticipate", "believe", "seek", "continue", "target" or the negative and/or inverse of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including those risk factors described in the Company's public filings on EDGAR and on SEDAR+, which may impact, among other things, the trading price and liquidity of the Company's common shares. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement and reflect our expectations as of the date hereof and thus are subject to change thereafter. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Readers are cautioned that the foregoing list is not exhaustive, and readers are encouraged to review the Company's long form prospectus accessible on the Company's profile on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca . Readers are further cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated.